Exhibit 10.2

Execution Version

WAIVER AGREEMENT

This Waiver Agreement (this “Agreement”) is granted as of August 10, 2025, by and between Bit Origin Ltd, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and the undersigned (the “Investor”), with reference to the following facts:

A.          Reference is made to (i) that certain Securities Purchase Agreement, dated July 13, 2025 (the “Securities Purchase Agreement”), by and among the Company and the Investor, and (ii) that certain Registration Rights Agreement, dated July 16, 2025 (the “Registration Rights Agreement”), by and among the Company and the Investor. Capitalized terms used but not defined herein shall have the meaning set forth in the Securities Purchase Agreement.

B.           The Company desires to enter into a securities purchase agreement with one or more investors not affiliates with the Investor (the “New Investors”), substantially in the form attached hereto as Exhibit A (the “Subsequent Placement Agreement”), pursuant to which, among other things, the Company shall issue and sell 20,000,000 Ordinary Shares (as defined in the SPA) (the “Purchased Shares”) to the New Investors and certain warrants (the “Warrants”) to purchase Ordinary Shares (the Ordinary Shares issuable upon the exercise of such Warrants, the “Warrant Shares”) subject to certain conditions as set forth therein.

C.           The Company desires that the Investor waive, in part, (i) the Company’s covenants under Section 4(k) and Section 4(o) of the Securities Purchase Agreement solely to the extent reasonably necessary to permit, without restriction or limitation, the transactions contemplated by the Subsequent Placement Agreement (the “Subsequent Placement Waiver”) and (ii) the restrictions in Section 2(i) of the Registration Rights Agreement such that the Purchased Shares and the Warrant Shares shall be deemed to be described on Schedule A to the Registration Rights Agreement (the “Registration Waiver”, together with the Subsequent Placement Waiver, the “Limited Waivers”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Investor agree as follows:

1.           Waiver. The Investor hereby agrees to the Limited Waivers in its capacity as a holder of a majority of the Registrable Securities and, upon the later of (x) execution of this Waiver and (y) payment of the Legal Fee Amount (as defined below) (the “Waiver Date”), the Limited Waivers shall be effective as of the date hereof.

2.            Limitation of Waiver. The Limited Waivers set forth herein constitute a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that the Investor would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

3.            Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

4.            Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the second business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investor or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Investor, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise.

5.            Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the Required Investor) in an aggregate non-accountable amount of $2,500 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence.

6.            Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

BIT ORIGIN LTD.

By:
Name:
Title:

[Signature Page to Waiver]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

INVESTOR:

[________________________]

By:
Name:
Title:

[Signature Page to Waiver]